Exhibit 4.1(r)

                               SECURITY AGREEMENT

            This SECURITY AGREEMENT is dated as of March 11, 2003 among Playboy Enterprises, Inc. and each of the domestic subsidiaries of PEI Holdings, Inc., a Delaware corporation (the "Issuer"), set forth on the signature pages hereto (together with those additional entities that hereafter become parties by executing signature pages hereto, collectively, the "Debtors" and individually, a "Debtor"), and Bank One, N.A., in its capacity as Trustee under the Indenture described below (the "Trustee").

                              W I T N E S S E T H:

            WHEREAS, the Debtors and the Trustee have entered into an Indenture of even date herewith (as the same may be amended, modified or supplemented from time to time, the "Indenture") among the Issuer, the Debtors, and the Trustee, governing the terms of certain Senior Secured Notes ("Notes") issued by the Issuer; and

            WHEREAS, it is required under the Indenture that each Debtor shall have granted the security interests contemplated by this Agreement in order to secure the payment and performance of the Issuer's obligations under the Notes and the Indenture and each Debtor's obligations under the Indenture (the "Obligations");

            NOW, THEREFORE, in consideration of the foregoing, and in order to facilitate the issuance of the Notes, each Debtor hereby agrees with the Trustee, for its benefit and the benefit of the Holders, as follows:

SECTION 1. Definitions.

            1.1 The following terms, as used herein, have the meanings set forth below:

            "Administrative Agent" means Bank of America, N.A., as administrative agent under the Credit Agreement, or a successor agent or administrative agent.

            "Agreement" means this Security Agreement, as the same may be amended, restated, modified or supplemented and in effect from time to time in accordance with the terms hereof.

            "BA Security Documents" means the Collateral Documents as defined in the Credit Agreement.

            "Collateral" has the meaning assigned to that term in Section 2.

            "Copyright Security Agreement" means, if any, each Copyright Security Agreement executed and delivered by any Debtor to the Trustee, as the same may be amended and in effect from time to time.

            "Copyrights" means (a) any copyrights, copyright registrations and copyright applications, and all renewals and extensions of any of the foregoing,
(b) all income damages and payments now and hereafter due or payable with respect thereto, including, without

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limitation, damages and payments for past or future infringements thereof, (c)
licenses of any of the foregoing to or from third parties and the royalties and other payments, if any, receivable thereunder, (d) the right to sue for past, present and future infringements thereof, and (e) all rights corresponding thereto throughout the world.

            "Federal Registration Collateral" means Collateral with respect to which Liens may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

            "Indenture" has the meaning assigned to that term in the recitals.

            "Intellectual Property" means, collectively, all Copyrights, Patents, Trademarks and Trade Secrets.

            "Intercreditor Agreement" means that certain Intercreditor Agreement among the Issuer, the Trustee and the Administrative Agent.

            "License" has the meaning set forth in Section 4.3(g) herein.

            "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or financial condition of Playboy and its Restricted Subsidiaries taken as a whole;
(b) a material impairment of the ability of the Issuer, or any Debtor or any Person executing a Security Document to perform its obligations under the Indenture or any Security Document to which it is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Issuer, or any Debtor or any Person executing a Security Document of the Indenture or any Security Document to which it is a party; or (d) a material adverse effect on the Collateral or the validity, perfection, priority or enforceability of the Security Interests.

            "Notes" has the meaning assigned to that term in the recitals.

            "Obligations" has the meaning assigned to that term in the recitals.

            "Patent Security Agreement" means, if any, each Patent Security Agreement executed and delivered by any Debtor to the Trustee, as the same may be amended and in effect from time to time.

            "Patents" means (a) any patents and patent applications, and all renewals, extensions and continuations of any of the foregoing, (b) all income damages and payments now and hereinafter due or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) licenses of any of the foregoing to or from third parties and the royalties and other payments, if any, receivable thereunder, (d) the right to sue for past, present and future infringements thereof, and (e) all rights corresponding thereto throughout the world.

            "Permitted Liens" means those Liens permitted by Section 4.08 of the Indenture.


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            "Security Interests" means the security interests granted or provided for pursuant to Section 2 hereof and pursuant to any Copyright Security Agreements, Patent Security Agreements and Trademark Security Agreements, as well as all other security interests created, assigned or provided as additional security for the Obligations pursuant to the provisions of this Agreement or the Indenture or any of the other Security Documents.

            "Trade Secrets" means technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies, all renewals and extensions of any of the foregoing and all goodwill symbolized by any of the foregoing, (b) all income damages and payments now and hereinafter due or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) licenses of any of the foregoing to or from third parties and the royalties and other payments, if any, receivable thereunder, (d) the right to sue for past, present and future infringements thereof, and (e) all rights corresponding thereto throughout the world.

            "Trademark Security Agreement" means, if any, each Trademark Security Agreement executed and delivered by any Debtor to the Trustee, as the same may be amended and in effect from time to time.

            "Trademarks" means any (a) trademarks, trademark registrations, and trademark applications, trade names and trade styles, service marks, service registrations and service mark applications, all renewals and extensions of any of the foregoing and all goodwill symbolized by any of the foregoing, (b) all income, damages and payments now and hereinafter due or payable with respect thereto, including, without limitation, damages and payments for past or future infringements, unfair competition, dilution, or for injury to the goodwill associated with any of the foregoing, (c) licenses of any of the foregoing to or from third parties and the royalties and other payments, if any, receivable thereunder, (d) the right to sue for past, present and future infringements thereof, and (e) all rights corresponding thereto throughout the world.

            "UCC" means the Uniform Commercial Code of the State of Illinois as in effect from time to time.

            1.2 Other Definition Provisions. References to "Sections" shall be to Sections of this Agreement unless otherwise specifically provided. For purposes hereof, "including" is not limiting and "or" is not exclusive. Except as provided by the immediately following sentence, capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided for in the Indenture. All capitalized terms defined in the UCC and not otherwise defined herein shall have the respective meanings provided for by the UCC. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.


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SECTION 2. Grant of Security Interests.

            To secure the payment and performance of the Obligations, each Debtor hereby grants to the Trustee, for its benefit and the benefit of the Holders, and for the benefit of each Affiliate of Trustee and each Holder, a lien on, security interest in and right of set-off against any and all right, title and interest in and to any and all property and interests in property of each Debtor, whether now owned or existing or hereafter created, acquired or arising, including all of the following properties and interests in properties, whether now owned or hereafter created, acquired or arising (all being collectively referred to herein as the "Collateral"):

            (a) Accounts;

            (b) Chattel Paper;

            (c) Commercial Tort Claims specifically identified on Schedule III hereto;

            (d) Deposit Accounts, all cash, and other property deposited therein or otherwise credited thereto from time to time and other monies and property in the possession or under the control of Trustee or any Holder or any affiliate, representative, agent or correspondent of the Trustee or any Holder;

            (e) Documents;

            (f) General Intangibles, including without limitation any and all Intellectual Property;

            (g) Goods, including without limitation any and all Inventory, any and all Equipment and any and all Fixtures;

            (h) Instruments;

            (i) Investment Property;

            (j) Letter-of-Credit Rights;

            (k) Supporting Obligations;

            (l) Any and all other personal property and interests in property whether or not subject to the UCC;

            (m) Any and all books and records, in whatever form or medium, that at any time evidence or contain information relating to any of the foregoing properties or interests in properties or are otherwise necessary in the collection thereof or realization thereon;

            (n) All Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and


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            (o) All Proceeds and products of the foregoing, including without limitation all insurance pertaining to the foregoing and proceeds thereof.

Notwithstanding the foregoing, "Collateral" shall not include (i) any stock in a Controlled Foreign Corporation (within the meaning of Section 957 of the Code) in excess of 65% of such stock or in excess of 65% of the total combined voting power of all classes of such entity entitled to vote, (ii) any General Intangibles or other rights arising under any contracts, instruments, licenses or other documents to the extent that the grant of a Lien or security interest therein would (A) result in a breach of the terms of, or constitute a default under, such contract, instrument, license, agreement or other document (other than to the extent that any such term would be rendered ineffective pursuant to
Section 9-406, 9-407 or 9-408 of the Uniform Commercial Code or any successor provision of the Uniform Commercial Code of any relevant jurisdiction or other applicable law) or (B) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder pursuant to a valid and enforceable provision (including without limitation in connection with the operation of Section 9-406, 9-407 or 9-408 of the Uniform Commercial Code or any other applicable law), (iii) any personal property (including motor vehicles) in respect of which perfection of a Lien is not either (A) governed by the Uniform Commercial Code or (B) accomplished by appropriate evidence of the lien being recorded in the U.S. Copyright Office or the U.S. Patent and Trademark Office, or (iv) any property subject to any Pledge Agreement.

SECTION 3. Representations and Warranties.

            Each Debtor represents and warrants to the Trustee and to each Holder as follows:

            3.1 Binding Obligation; Perfection. This Agreement constitutes a valid and binding obligation of such Debtor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Subject to taking the actions specified in Section 3.5, the Trustee has a valid and perfected first priority Security Interest in the Collateral consisting of Trademarks and all proceeds thereof, and a valid and perfected second priority Security Interest in all other Collateral to the extent that a security interest therein may be perfected by the filing of a financing statement and the other actions referred to in Section 3.5, securing the payment of the Obligations, and each Debtor acknowledges that such Security Interests are entitled to all of the rights, priorities and benefits afforded by the UCC or other applicable law as enacted in any relevant jurisdiction within the United States which relates to perfected security interests subject to Permitted Liens.

            3.2 Organizational Information. Schedule I hereto sets forth, as of the date hereof, (i) the full, correct and current name of each Debtor, as its appears in each Debtor's organizational documents, (ii) any names of such Debtor other than such Debtor's current name, as set forth on such Debtor's organizational documents used during the five (5) year period preceding the date hereof, (iii) such Debtor's type of organization, (iv) such Debtor's


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jurisdiction of organization and (v) such Debtor's organizational identification number (except where such Debtor's jurisdiction of organization does not assign organizational numbers).

            3.3 Collateral Locations. Schedule II hereto sets forth all addresses at which, as of the date hereof, any material portion of the Collateral consisting of Equipment or Inventory is located, indicating for each whether such location is owned or leased by a Debtor, or owned or operated by a third-party such as a warehouseman, consignee or processor. Schedule II indicates, as of the date hereof, which of the foregoing addresses serves as each Debtor's chief executive office. Schedule II sets forth, as of the date hereof, the address of all real properties maintained by each Debtor, leased or owned, on which any material portion of the Fixtures are located, together with the name and address of the record owner of each such property.

            3.4 Existing Liens. As of the date hereof, each Debtor owns the Collateral free and clear of Liens, except for Permitted Liens.

            3.5 Governmental Authorizations; Consents; Federal Registration Collateral. Except as set forth in this Section 3.5, no authorization, approval or other action by, and no notice to or filing with, any domestic or foreign governmental authority or regulatory body or consent of any other Person is required for (i) the grant by any Debtor of the Security Interests granted hereby or for the execution, delivery or performance of this Agreement by such Debtor; or (ii) the exercise by the Trustee of its rights and remedies hereunder other than such as has already been obtained or taken or the failure of which to obtain would not be reasonably likely to have a Material Adverse Effect. Except as set forth on the schedules to the Copyright Security Agreement and the Trademark Security Agreement, none of the material Collateral is Federal Registration Collateral. Except for (a) the filing of UCC financing statements with the Secretary of State of each Debtor's jurisdiction of organization, (b) the filing of UCC financing statements in appropriate local jurisdictions with respect to Fixtures, (c) the filing of any necessary registrations or notices and the issue of recordations thereof, as applicable, in respect of any and all Federal Registration Collateral (other than Trademarks) and (d) with respect to Trademarks, the filing of the Trademark Security Agreement with the U.S. Patent and Trademark Office, together with an appropriately completed recordation form and the issuance of recordation thereof, no authorization, approval or other action by, and no notice to or filing with, any domestic or foreign governmental authority or regulatory body or consent of any other Person is required for the perfection of the Security Interests granted hereby and pursuant to any other Security Documents in the Collateral in which a lien may be perfected under United States, state or federal law; provided, however, that additional registrations, notices and issuances of recordation, as applicable, may be necessary with respect to Federal Registration Collateral acquired by a Debtor after the date hereof.

            3.6 Accounts. To each Debtor's knowledge, each material Account constitutes the legally valid and binding obligation of the applicable Account Debtor. No Account Debtor has any defense, set-off, claim or counterclaim against any Debtor that can be asserted against the Trustee, whether in any proceeding to enforce the Trustee's rights in


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the Collateral or otherwise, except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts taken as a whole.

            3.7 Inventory. To each Debtor's knowledge, all material Inventory is, and will be, of good and merchantable quality, free from any material defects. None of any Debtor's Inventory has been produced in violation of any provision of the Fair Labor Standards Act of 1938, or in violation of any other law in any material respect.

            3.8 Intellectual Property. The Trademarks listed on the schedule to the Trademark Security Agreement constitute all the federally registered Trademarks owned by each Debtor. The Copyrights listed on the schedule to the Copyright Security Agreement constitute the material federally registered Copyrights in the original programming of the Debtors. No Debtor currently owns any Patents. All of the registrations for such Intellectual Property are subsisting and, to each Debtor's knowledge, enforceable and all filings necessary to maintain the effectiveness of such registrations have been made. Except as set forth on Schedule V, no Debtor has received written notice of any material suits or actions commenced or threatened with reference to any Intellectual Property of any Debtor which are unresolved. The execution, delivery and performance of this Agreement, the Copyright Security Agreement or the Trademark Security Agreement by any Debtor will not violate or cause a default under any agreement pertaining to Intellectual Property to which such Debtor is a party that is included in the Collateral, other than any such violation or default that would not reasonably be expected to have a Material Adverse Effect.

            3.9 Certain Collateral Disclosures. Except in each case as set forth on Schedule IV hereto, no Debtor has an ownership interest in any material Chattel Paper, Letter-of-Credit Rights, Commercial Tort Claims, Documents, or Equipment covered by any certificate of title.

            3.10 Control Arrangements. Except for Control arising by operation of law in favor of banks and securities intermediaries having custody over deposit accounts and securities accounts, to the knowledge of each Debtor, no Person (other than the Administrative Agent) has Control of any deposit accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights in which such Debtor has any interest and which constitutes part of the Collateral.

            3.11 Accurate Information. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of any Debtor in writing to the Trustee or any Holder (including, without limitation, all information contained in the Indenture and Security Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Debtor in writing to the Trustee or any Holder for purposes of or in connection with this Agreement or any transaction contemplated herein, when taken as a whole, does not contain as of the date furnished any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading; provided that to the extent any such factual information was based upon or constituted a forecast or projection, such Debtor represents only that it acted in good faith


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and utilized reasonable assumptions and due care in the preparation of such factual information.

            3.12 Survival of Representations and Warranties. All representations and warranties of each Debtor contained in this Agreement shall survive the execution and delivery of this Agreement.

SECTION 4. Covenants and Further Assurances.

            Until the Obligations are paid in full and the Indenture has terminated:

            4.1 Name or Entity Changes. No Debtor shall change such Debtor's name, type of organization or jurisdiction of organization without providing thirty (30) days' prior written notice to the Trustee. If any Debtor is at any time assigned a new organizational identification number, it shall promptly notify the Trustee thereof in writing.

            4.2 Accounts. Except as otherwise provided in this Section 4.2, each Debtor shall continue to collect, at its own expense, all amounts due or to become due to such Debtor with respect to Accounts and apply such amounts as are so collected to the outstanding balances thereof. In connection with such collections, each Debtor may take (and, at the Trustee's direction during the continuance of any Event of Default, shall take) such action as such Debtor (or, during the continuance of an Event of Default, the Trustee) may deem necessary or advisable to enforce collection of the Accounts. The Trustee shall have the right if an Event of Default has occurred and is continuing to: (i) notify the Account Debtor under any Accounts (or any other Person obligated thereon) of the Lien granted upon such Accounts in favor of the Trustee and to direct such Account Debtors and other Persons to make payment of all amounts due or to become due or otherwise render performance directly to the Trustee; (ii) exercise the rights of any Debtor with respect to the obligation of the Account Debtor to make payment or otherwise render performance to such Debtor and with respect to any property that secures the obligations of the Account Debtor or any other Person obligated on the Collateral; and (iii) adjust, settle or compromise the amount or payment of such Accounts. If an Event of Default has occurred and is continuing, all amounts and Proceeds received by any Debtor with respect to the Accounts shall be received in trust for the benefit of the Trustee (on behalf of itself and the Holders), and, at the Trustee's request, shall be segregated from other funds of such Debtor and forthwith paid over to the Trustee in the same form as so received (with any necessary endorsement) to be applied against the Obligations.

            4.3 Intellectual Property.

            (a) Each Debtor shall concurrently herewith deliver to the Trustee each Copyright Security Agreement and Trademark Security Agreement and all other documents, instruments and other items as may be necessary for the Trustee to file such agreements with the U.S. Copyright Office and the U.S. Patent and Trademark Office, as applicable, except any recordation cover sheets and the applicable recording fee pertaining thereto (which shall be payable in accordance with Section 7 hereof).


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            (b) In the event any Debtor acquires or becomes the owner of any new or additional Federal Registration Collateral consisting of Patents, Trademarks, or material registered Copyrights in original programming of any Debtor, such Debtor shall give to the Trustee prompt written notice thereof, and shall within thirty (30) days of such notice amend (and hereby authorizes the Trustee to amend) the schedules to the respective security agreements or enter into new or additional security agreements to include any such new or additional Federal Registration Collateral thereon and provide all other documents, instruments and other items as may be necessary for the Trustee to file such agreements with the U.S. Copyright Office and the U.S. Patent and Trademark Office, as applicable, except any recordation cover sheets and the applicable recording fee pertaining thereto (which shall be payable in accordance with Section 7 hereof).

            (c) Each Debtor shall: (i) diligently prosecute any application filed by such Debtor to register material Intellectual Property at any time pending; (ii) make application for registration or issuance of all newly-acquired material Intellectual Property owned by such Debtor as reasonably deemed appropriate by such Debtor; and (iii) preserve and maintain all rights in the material Intellectual Property owned by such Debtor unless such Debtor has a purpose in the ordinary course of business to do otherwise and to do otherwise could not reasonably be expected to have a Material Adverse Effect.

            (d) No Debtor shall abandon any right to file an application to register material Intellectual Property, nor shall any Debtor abandon any pending application to register material Intellectual Property or material registered Intellectual Property unless such Debtor has a purpose in the ordinary course of business to do otherwise and to do otherwise could not reasonably be expected to have a Material Adverse Effect. Each Debtor will notify the Trustee promptly if it knows that any application or registration relating to any Patents, Trademarks, or material registered Copyrights in original programming of such Debtor owned by it may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any adverse determination or development in, any proceeding in the U.S. Copyright Office, the U.S. Patent and Trademark Office or any court) regarding such Debtor's ownership of such Federal Registration Collateral, or its right to maintain, register or patent the same. If any of any Debtor's rights to any Federal Registration Collateral consisting of material Intellectual Property are infringed, misappropriated or diluted by a third party, such Debtor will notify the Trustee within thirty (30) days after it learns thereof and will, unless such Debtor shall reasonably determine that such undertaking would not be commercially reasonable, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and/or take such other actions as such Debtor shall reasonably deem appropriate under the circumstances to protect such Federal Registration Collateral.

            (e) No Debtor shall sell or assign or otherwise transfer or dispose of its interest in, or grant any license under, or otherwise encumber any Intellectual Property or enter into any other agreement with respect to any material Intellectual Property included in the Collateral, except in the ordinary course and consistent with past practices and except as permitted hereunder or under the Indenture. Each Debtor further agrees that it shall not take any action or permit any action to be taken by others subject to its control, including licensees,


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or knowingly fail to take any action which could materially and adversely affect the validity or enforcement of the rights granted to the Trustee under this Agreement, except as permitted hereunder or under the Indenture.

            (f) Each Debtor agrees to maintain the quality of any and all products in connection with which the Trademarks are used, unless such Debtor has a purpose in the ordinary course of business to do otherwise and to do otherwise could not reasonably be expected to have a Material Adverse Effect. During the continuance of an Event of Default, each Debtor agrees that the Trustee, or a conservator appointed by the Trustee, shall have the right to establish such additional product quality controls as the Trustee, or said conservator, in its reasonable judgment, may deem necessary to assure the maintenance of the quality of products sold by such Debtor under the Trademarks.

            (g) Notwithstanding any Enforcement Action (as defined in the Intercreditor Agreement) by the Administrative Agent against any Intellectual Property or the existence of an Enforcement Period (as defined in the Intercreditor Agreement) with respect thereto, each Debtor hereby grants to the Trustee effective during the existence of an Event of Default, the following licenses with respect to the Intellectual Property to the extent it can lawfully grant such licenses and subject to any third party rights to such Intellectual Property (each, a "License"): (i) for a period of one (1) year after the Trustee completes foreclosure in the Trustee's security interest in the Collateral consisting of Inventory (including work-in-process), a license to use the Intellectual Property for the purpose of completing the production, printing and/or manufacture of work-in-process Inventory, provided that such Inventory is completed in a manner that maintains the level of quality of such Inventory as comparable to that which prevailed prior to the Events of Default; and (ii) a license to use the Intellectual Property for the purpose of selling completed Inventory, including in such License, the right to make public displays or performances of any Collateral consisting of completed Inventory until such Inventory is sold off. Each License shall be worldwide, assignable, non-exclusive, include the right to sublicense and shall be free of obligation to pay royalties. If a sale, exclusive license or other transfer or conveyance is made of any Intellectual Property in compliance with the terms of the Indenture and the Security Documents, the Trustee's Security Interest in the subject Intellectual Property shall not be released or deemed released until the transferee or licensee thereof has executed a document in form reasonably acceptable to the Trustee, confirming and acknowledging the survival of the Licenses.

            (h) If an Event of Default shall have occurred and be continuing, the Trustee may (without assuming any obligation or liability thereunder), at any time and from time to time, in its sole and reasonable discretion, enforce (and shall have the exclusive right to enforce, subject to the rights of the Administrative Agent under the Intercreditor Agreement) against any licensee or sublicensee all rights and remedies of each Debtor in, to and under any of its Intellectual Property and take or refrain from taking any action under any thereof, and each Debtor releases the Trustee and each other Secured Party from liability for, and agrees to hold the Trustee and each other Secured Party free and harmless from and against any claims and expenses arising out of, any lawful action so taken or omitted to be taken with respect thereto, except for claims and expenses arising from the Trustee's or such Secured Party's gross negligence or willful misconduct.


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            (i) If the Trustee elects to exercise its remedies as set forth in that certain Deed of Trust With Assignment of Rents Security Agreement and Fixture Filing of even date herewith by Playboy Enterprises International, Inc. for the benefit of the Administrative Agent, each Debtor acknowledges and agrees that the Administrative Agent and the Trustee, their assigns and any purchaser of the Playboy Mansion may use the term "Playboy Mansion" when describing such Playboy Mansion to the extent that such use constitutes a "fair use" under applicable trademark law.

            4.4 Bailees. No material Collateral consisting of Equipment or Inventory shall at any time be in the possession or control of any warehouse, consignee, bailee or any of any Debtor's agents or processors without prior written notice to the Trustee and the receipt by the Trustee, if the Trustee has so requested, of warehouse receipts or bailee lien waivers (as applicable) reasonably satisfactory to the Trustee prior to the commencement of such possession or control. If an Event of Default has occurred and is continuing, each Debtor shall, upon the request of the Trustee, notify any such warehouse, consignee, bailee, agent or processor of the Security Interests, shall instruct such Person to hold all such Collateral for the Trustee's account subject to the Trustee's instructions and shall obtain an acknowledgement from such Person that such Person holds the Collateral for the Trustee's benefit.

            4.5 Chattel Paper and Instruments. Except to the extent previously delivered to the Administrative Agent pursuant to the BA Security Documents, each Debtor shall deliver to the Trustee all Tangible Chattel Paper and all Instruments (other than Tangible Chattel Paper and Instruments whose value does not exceed $25,000) duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Trustee. Each Debtor shall use commercially reasonable efforts to provide the Trustee with Control of all Electronic Chattel Paper by having the Trustee identified as the assignee of the Records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of Control set forth in the UCC; provided that no Debtor shall be required to comply with the requirement of this sentence to the extent that the Administrative Agent has Control of such Electronic Chattel Paper pursuant to the BA Security Documents. If an Event of Default has occurred and is continuing, each Debtor also shall deliver to the Trustee all security agreements securing any Chattel Paper and securing any Instruments; provided that no Debtor shall be required to comply with the requirement of this sentence to the extent that the Administrative Agent has Control of such Chattel Paper or Instrument pursuant to the BA Security Documents. If an Event of Default has occurred and is continuing, each Debtor will mark conspicuously all Chattel Paper and all Instruments with a legend, in form and substance reasonably satisfactory to the Trustee, indicating that such Chattel Paper and such Instruments are subject to the Security Interests.

            4.6 Letters of Credit. At the Trustee's request, each Debtor shall use commercially reasonable efforts to deliver to the Trustee all Letters of Credit with a value in excess of $25,000 which have not been delivered to the Administrative Agent under the BA Security Documents, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Trustee. Each Debtor shall use commercially reasonable efforts to take any and all actions as may be necessary from time to time to cause the Trustee to obtain exclusive Control of any Letter-of-Credit Rights owned by such Debtor in a manner reasonably acceptable to the Trustee; provided that no Debtor shall be required to comply with the requirement of this sentence if the Administrative Agent has Control of such Letter of Credit Rights pursuant to the BA Security Documents.

            4.7 Equipment. Each Debtor shall cause all material Equipment and other material properties to be maintained and preserved in good and working order, ordinary wear and tear excepted, and promptly make or cause to be made all necessary repairs, replacements and other improvements in connection therewith (other than with respect to obsolete Equipment), except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. With respect to any item of Equipment that is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon request of the Trustee, each Debtor shall deliver to the Trustee any and all certificates of title, applications for title or similar evidence of ownership of all such Equipment which have not been delivered to the Administrative Agent under the BA Security Documents, and which has a value in excess of $10,000, and shall execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title.

            4.8 Investment Property. At the Trustee's request, each Debtor shall take any and all actions as may be commercially reasonable to (i) cause the Trustee to obtain exclusive Control of any Investment Property owned by such Debtor in a manner reasonably acceptable to the Trustee and (ii) request from any issuers of Investment Property and such other Persons, for the benefit of the Trustee, written confirmation of the Trustee's Control over such Investment Property upon terms and conditions reasonably acceptable to the Trustee, excluding in each case, however, the Investment Property described in Schedules VI hereto; provided that no Debtor shall be required to comply with the requirement of this sentence if the Administrative Agent has Control of such Investment Property pursuant to the BA Security Documents .

            4.9 General Intangibles. Each Debtor shall use commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable the Trustee to exercise remedies hereunder with respect to any of such Debtor's rights under any material General Intangibles, including such Debtor's rights as a licensee of material software and other Intellectual Property.

            4.10 Commercial Tort Claims. Each Debtor shall advise the Trustee upon such Debtor becoming aware that it has any interest in a material Commercial Tort Claim. With respect to any material Commercial Tort Claim in which a Debtor has any interest, such Debtor shall execute and deliver such documents as may be necessary to create and perfect the Trustee's security interest in such Commercial Tort Claim.

            4.11 Taxes and Claims. Each Debtor shall pay when due all material property and other taxes, assessments and governmental charges imposed upon, and all claims against, the Collateral (including claims for labor, materials and supplies); provided that no such tax, assessment, charge or claim need be paid to the extent (i) it is not delinquent or thereafter payable without penalty, or
(ii) it is being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (iii) the failure to pay such would not reasonably be expected to have a Material Adverse Effect.

            4.12 Collateral Generally.

            (a) Each Debtor hereby authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto (or similar documents required by any laws of any applicable jurisdiction), relating to all or any part of the Collateral without the signature of such Debtor (to the extent such signature is required under the laws of any applicable jurisdiction), which financing statements may describe the Collateral as "all assets" or "all personal property" or words of like import.

            (b) Each Debtor will furnish to the Trustee, from time to time upon reasonable request by the Trustee, statements and schedules further identifying, updating, and describing the Collateral and such other information, reports and evidence concerning the Collateral as the Trustee may reasonably request, all in reasonable detail.

            (c) No Debtor shall use or permit any Collateral to be used unlawfully in any material respect or in violation of any provision of applicable law, or any policy of insurance covering any of the Collateral, in each case, in any material respect.

            (d) Each Debtor shall give the Trustee not less than thirty (30) days prior written notice of any change in such Debtor's chief executive office and principal place of business or of any new location of business or any new location for any of the Collateral that is material to such Debtor and that consists of Equipment or Inventory. With respect to any such new location, upon the Trustee's request, each Debtor shall execute and deliver such instruments, documents and notices and take such actions as may be necessary to create and perfect the Security Interests under the laws of the United States.

            (e) Each Debtor shall keep full and accurate books and records relating to the Collateral and, if an Event of Default has occurred and is continuing, at the request of the Trustee shall stamp or otherwise mark such books and records in such manner as the Trustee may reasonably request indicating that the Collateral is subject to the Security Interests.

            (f) Except for the safe custody of any Collateral in its possession and the accounting for monies actually received hereunder, each Debtor agrees that the Trustee shall have no duties concerning the custody and preservation of any Collateral in its possession (or in the possession of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if it takes such action for that purpose as a Debtor reasonably requests in writing, but failure of the Trustee to comply with any such request at any time shall not of itself be deemed a failure to exercise reasonable care. The Trustee shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee reasonably selected by the Trustee.

            (g) Each Debtor assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of such Debtor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, stolen, damaged, or for any reason whatsoever unavailable to such Debtor.

            (h) The Trustee agrees that upon payment in full of all Obligations, the Security Interests shall automatically terminate and all rights to the Collateral shall revert to the Debtors. The Trustee further agrees that upon such termination of the Security Interests or release or re-assignment of any Collateral, The Trustee shall, at the expense of each Debtor, return all Collateral then in the Trustee's possession and execute and deliver to such Debtor such documents as such Debtor shall reasonably request to evidence the termination of the Security Interests or the release and re-assignment of such Collateral, as the case may be.

            4.13 Liens. The Collateral will be subject to no Liens, other than Permitted Liens.

            4.14 Maintenance of Insurance. Each Debtor shall maintain with reputable insurance companies that are not Affiliates of any Debtor, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than thirty (30) days' prior notice to the Trustee of termination, lapse or cancellation of such insurance.

            If any Debtor fails to maintain the insurance required by the immediately preceding paragraph, the Trustee may purchase such insurance at such Debtor's expense, to protect the Trustee's interests in the Collateral. This insurance may, but need not, protect the interests of such Debtor. The coverage that the Trustee purchases may not pay any claim that such Debtor may make or any claim that is made against such Debtor in connection with the Collateral. Such Debtor may later cancel any insurance purchased by the Trustee, but only after providing the Trustee with evidence that such Debtor has obtained insurance as required by this Agreement. If the Trustee purchases insurance for the Collateral, such Debtor will be responsible for the costs of that insurance, including interest and any other charges that may be imposed in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance that such Debtor may be able to obtain on its own.

            4.15 Federal Compliance.

            (a) Each Debtor shall notify the Trustee in writing upon acquiring any ownership interest in Federal Registration Collateral. Such Debtor shall take such steps as may be necessary in order to perfect the Trustee's Security Interests in Federal Registration Collateral.

            (b) Each Debtor shall notify the Trustee in writing of any Collateral which constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law. Upon the reasonable request of the Trustee, such Debtor shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws and other comparable laws.

            (c) No Debtor shall produce any Inventory in violation of any provision of the Fair Labor Standards Act of 1938, or in violation of any other law.

            4.16 Debtor Remains Liable. Anything herein to the contrary notwithstanding: (i) each Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein and shall perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by the Trustee of any of the rights hereunder shall not release any Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; (iii) neither the Trustee nor any Holder shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Trustee nor any Holder be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder; and (iv) neither the Trustee nor any Holder shall have any liability in contract or tort for any Debtor's acts or omissions.

            4.17 Other Documents and Actions. Each Debtor shall, from time to time, at its expense, promptly execute and deliver all further instruments, documents and notices and take all further action that may be necessary in order to create, perfect and protect any Security Interests, or to enable the Trustee to exercise and enforce its rights and remedies hereunder or under the Indenture or any other Security Document with respect to any Collateral.

SECTION 5. Remedial Provisions.

            (a) Upon the occurrence and during the continuance of an Event of Default, the Trustee or its attorneys shall have the right without notice or demand or legal process (unless the same shall be required by applicable law), personally, or by an agent, (i) to enter upon, occupy and use any premises owned or leased by any Debtor or where the Collateral is located (or is believed to be located) until the Obligations are paid in full without any obligation to pay rent to such Debtor, to render the Collateral useable or saleable and to remove the Collateral or any part thereof to the premises of the Trustee for such time as the Trustee may desire in order to effectively collect or liquidate the Collateral and use in connection with such removal any and all services, supplies and other facilities of such

Debtor; (ii) to take possession of any Debtor's original books and records, to obtain access to any Debtor's data processing equipment, computer hardware and Software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner the Trustee deems appropriate; and
(iii) to notify postal authorities to change the address for delivery of any Debtor's mail to an address designated by the Trustee and to receive, open and dispose of all mail addressed to such Debtor. If any Debtor's books and records are prepared or maintained by an accounting service, contractor or other third party agent, such Debtor hereby irrevocably authorizes such service, contractor or other agent, upon notice by the Trustee to such Person that an Event of Default has occurred and is continuing, to deliver to the Trustee or its designees such books and records, and to follow the Trustee's instructions with respect to further services to be rendered.

            (b) If any Event of Default shall have occurred and be continuing, the Trustee may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of the Trustee on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require any Debtor to, and each Debtor hereby agrees that it will, at its expense and upon request of the Trustee forthwith, assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at any place or places designated by the Trustee which is reasonably convenient to the Trustee in which event such Debtor shall at its own expense (A) forthwith cause the same to be moved to the place or places so designated by the Trustee, (B) store and keep any Collateral so delivered to the Trustee at such place or places pending further action by the Trustee, and (C) while Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Collateral in good condition; (ii) withdraw all cash in any deposit account and apply such monies in payment of the Obligations; and
(iii) without notice except as specified below, sell, lease, license or otherwise dispose of the Collateral or any part thereof by one or more contracts, in one or more parcels at public or private sale, and without the necessity of gathering at the place of sale of the property to be sold, at any of the Trustee's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Trustee may deem commercially reasonable.

            (c) Each Debtor agrees that, to the extent notice of sale shall be required by law, a reasonable authenticated notification of disposition shall be a notification given at least ten (10) days prior to any such sale and such notice shall (i) describe the Trustee and such Debtor, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of intended disposition, (iv) state that such Debtor is entitled to an accounting of the Obligations and state the charge, if any, for an accounting, and (v) state the time and place of any public disposition or the time after which any private sale is to be made. At any sale of the Collateral, if permitted by law, the Trustee may bid (which bid may be, in whole or in part, in the form of discharge of any Debtor's Obligations) for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of the Trustee (on behalf of the Holders). The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may disclaim any warranties that might arise in connection with the sale, lease, license or other disposition of the Collateral and have no obligation to provide any warranties at such time. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Debtor hereby specifically waives all rights of redemption, stay or appraisal, which it has or may have under any law now existing or hereafter enacted.

            (d) If an Event of Default has occurred and is continuing, each Debtor hereby irrevocably authorizes and empowers the Trustee, without limiting any other authorizations or empowerments contained in the Indenture or any of the other Security Documents, to assert, either directly or on behalf of such Debtor, any claims such Debtor may have, from time to time, against any other party to any of the agreements to which such Debtor is a party or to otherwise exercise any right or remedy of such Debtor under any such agreements (including, without limitation, the right to enforce directly against any party to any such agreement all of such Debtor's rights thereunder, to make all demands and give all notices and to make all requests required or permitted to be made by such Debtor thereunder).

            (e) If an Event of Default has occurred and is continuing, the proceeds of any collection, enforcement, sale or other disposition of, or other realization upon, all or any part of the Collateral and any cash held in any deposit account shall be applied in accordance with the applicable provisions of the Indenture.

            (f) Each Debtor acknowledges and agrees that a breach of any of the covenants contained in Sections 4, 5 and 6 hereof will cause irreparable injury to the Trustee and that the Trustee has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Trustee to seek and obtain specific performance of other obligations of such Debtor contained in this Agreement, that the covenants of such Debtor contained in the Sections referred to in this Section shall be specifically enforceable against such Debtor.

            (g) No failure or delay on the part of the Trustee or any Holder in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 6. Attorney-in-Fact.

            Each Debtor hereby irrevocably appoints the Trustee, its nominee, and any other Person whom the Trustee may designate, as such Debtor's attorney-in-fact, with full power during the existence of any Event of Default,
(i) to sign such Debtor's name on verifications of Accounts and other Collateral; (ii) to send requests for verification of Collateral to such Debtor's customers, Account Debtors and other obligors; (iii) to endorse such Debtor's name on any checks, notes, acceptances, money orders, drafts, and any other forms of payment or security that may come into the Trustee's possession or on any assignments, stock powers, or other instruments of transfer relating to the Collateral or any part thereof; (iv) to sign such Debtor's name on any invoice or bill of lading relating to any Collateral, on claims to enforce collection of any Collateral, on notices to and drafts against customers and Account Debtors and other obligors, on schedules and assignments of Collateral, on notices of assignment and on public records; (v) to notify the post office authorities to change the address for delivery of each Debtor's mail to an address designated by the Trustee; (vi) to receive, open and dispose of all mail addressed to such Debtor; and (vii) to do all things necessary to carry out the terms and provisions of this Agreement. To the fullest extent permitted by law, each Debtor hereby ratifies and approves all acts of any such attorney and agrees that neither the Trustee nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than, and to the extent of, such Person's gross negligence or willful misconduct. The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Obligations have been fully paid and satisfied and the Security Interests shall have terminated in accordance with the terms hereof.

SECTION 7. Expenses.

            Each Debtor hereby agrees to promptly pay all fees, costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with (i) protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, (ii) creating, perfecting, maintaining and enforcing the Trustee's Liens and (iii) collecting, enforcing, retaking, holding, preparing for disposition, processing and disposing of the Collateral.

            If any Debtor fails to promptly pay any portion of the above costs, fees and expenses when due or to perform any other obligation of such Debtor under this Agreement, the Trustee may, at its option, but shall not be required to, pay or perform the same and charge such Debtor's account for all reasonable fees, all costs and all expenses incurred therefor, and each Debtor agrees to reimburse the Trustee therefor promptly upon written demand. All sums so paid or incurred by the Trustee or any Holder for any of the foregoing, any and all other sums for which any Debtor may become liable hereunder and all fees, costs and expenses (including reasonable attorneys' fees, all legal expenses and all court costs) incurred by the Trustee in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement shall constitute Obligations and, to the extent not paid when due, shall bear interest until paid at the Default Rate and shall be secured by the Collateral.

SECTION 8. Notices.

            All notices, approvals, requests, demands and other communications hereunder to be delivered to any Debtor shall be sent c/o PEI Holdings, Inc. in accordance with the notice provision of the Indenture and all notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the notice provision of the Indenture.

SECTION 9. Successors and Assigns.

            This Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective successors and assigns except that no Debtor may assign its rights or obligations hereunder without the written consent of the Trustee. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein, made in accordance with the applicable provisions of the Indenture shall in any manner impair the Lien granted to the Trustee, for the benefit of the Trustee and the Holders, hereunder.

SECTION 10. Changes in Writing.

            No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing signed by the Trustee.

SECTION 11. GOVERNING LAW; SUBMISSION TO JURISDICTION.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT EACH DEBTOR AND THE TRUSTEE SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS SITTING IN COOK COUNTY, ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH DEBTOR AND THE TRUSTEE CONSENT, FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH DEBTOR AND THE TRUSTEE IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT. EACH DEBTOR AND THE TRUSTEE WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

SECTION 12. WAIVER OF JURY TRIAL.

            EACH OF THE DEBTORS AND TRUSTEE HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 13. Counterparts; Integration.

            This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 14. Headings.

            Headings and captions used in this Agreement are included for convenience of reference and shall not be given any substantive effect.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

               ADULTVISION COMMUNICATIONS, INC.
               AFTER DARK VIDEO, INC.
               AL ENTERTAINMENT, INC.
               ALTA LOMA DISTRIBUTION, INC.
               ALTA LOMA ENTERTAINMENT, INC.
               CANDLELIGHT MANAGEMENT LLC
                    By:  Playboy TV International, LLC, its Sole Member,
                         By:  Playboy Entertainment Group, Inc., its Sole Member
               CHELSEA COURT HOLDINGS LLC
                    By:  Playboy TV International, LLC, its Sole Member,
                         By:  Playboy Entertainment Group, Inc., its Sole Member
               CLARIDGE ORGANIZATION LLC
                    By:  Playboy TV International, LLC, its Sole Member,
                         By:  Playboy Entertainment Group, Inc., its Sole Member
               CPV PRODUCTIONS, INC.
               CYBERSPICE, INC.
               IMPULSE PRODUCTIONS, INC.
               INDIGO ENTERTAINMENT, INC.
               ITASCA HOLDINGS, INC.
               LAKE SHORE PRESS, INC.
               LIFESTYLE BRANDS, LTD.
               MH PICTURES, INC.
               MYSTIQUE FILMS, INC.
               PLANET PLAYBOY, INC.
               PLANET SPICE, INC.
               PLAYBOY CLUB OF HOLLYWOOD, INC.
               PLAYBOY CLUB OF NEW YORK, INC.
               PLAYBOY CLUBS INTERNATIONAL, INC.
               PLAYBOY CRUISE GAMING, INC.
               PLAYBOY ENTERTAINMENT GROUP, INC.
               PLAYBOY GAMING INTERNATIONAL, LTD.
               PLAYBOY GAMING NEVADA, INC.
               PLAYBOY GAMING UK, LTD.
               PLAYBOY JAPAN, INC.
               PLAYBOY MODELS, INC.


               By         /s/ Robert Campbell
                          --------------------
               Name:      Robert Campbell
               Title      Treasurer

               PLAYBOY OF LYONS, INC.
               PLAYBOY OF SUSSEX, INC.
               PLAYBOY PREFERRED, INC.
               PLAYBOY PROPERTIES, INC.
               PLAYBOY SHOWS, INC.
               PLAYBOY TV INTERNATIONAL, LLC
                    By:  Playboy Entertainment Group, Inc., its Sole Member
               PRECIOUS FILMS, INC.
               SPECIAL EDITIONS, LTD.
               SPICE DIRECT, INC.
               SPICE ENTERTAINMENT, INC.
               SPICE INTERNATIONAL, INC.
               SPICE NETWORKS, INC.
               SPICE PRODUCTIONS, INC.
               STEELTON, INC.
               TELECOM INTERNATIONAL, INC.
               WOMEN PRODUCTIONS, INC.


               By         /s/ Robert Campbell
                          --------------------
               Name:      Robert Campbell
               Title:     Treasurer

               PLAYBOY ENTERPRISES, INC.
               PLAYBOY ENTERPRISES INTERNATIONAL, INC.


               By         /s/ Robert Campbell
                          --------------------
               Name:      Robert Campbell
               Title:     Senior Vice President,
                          Treasurer and Strategic Planning

               SPICE HOT ENTERTAINMENT, INC.
               SPICE PLATINUM ENTERTAINMENT, INC.


               By         /s/  James L.English
                          --------------------
               Name:      James L. English
               Title:     President

               BANK ONE, N.A.
                 as Trustee


               By         /s/ George N. Reaves
                          --------------------
               Its        Vice President

                                   Schedule I
                           Organizational Information

                                                       Former Name(s)                                   Jurisdiction  Organizational
                                           (within a 5-year period preceding the         Type of             of       Identification
            Name of Debtor                              date hereof)                  Organization      Organization      Number
---------------------------------------   --------------------------------------    -----------------   ------------  --------------
Playboy Enterprises, Inc.                            New Playboy, Inc.              Corporation          Delaware       2890968
Playboy Enterprises International, Inc.          Playboy Enterprises, Inc.          Corporation          Delaware       0611512
                                                 Playboy Acquisition Corp.
Playboy Entertainment Group, Inc.                           N/A                     Corporation          Delaware       2214975
AL Entertainment, Inc.                         Alta Loma Entertainment, Inc.        Corporation          California     C2104617
Adultvision Communications, Inc.                            N/A                     Corporation          Delaware       2506092
After Dark Video, Inc.                                      N/A                     Corporation          Delaware       0634603
Alta Loma Distribution, Inc.                                N/A                     Corporation          Delaware       0719802
Alta Loma Entertainment, Inc.                               N/A                     Corporation          Delaware       3431267
CPV Productions, Inc.                                       N/A                     Corporation          Delaware       2389325
Itasca Holdings, Inc.                           Critics' Choice Video, Inc.         Corporation          Illinois       54752474
                                          Collectors' Choice Music Holdings, Inc.
Cyberspice, Inc.                                            N/A                     Corporation          Delaware       2395164
Impulse Productions, Inc.                                   N/A                     Corporation          Delaware       2025398
Indigo Entertainment, Inc.                           Cameo Films, Inc.              Corporation          Illinois       51022718
Lake Shore Press, Inc.                                      N/A                     Corporation          Delaware       0734611
Lifestyle Brands, Ltd.                                      N/A                     Corporation          Delaware       0761117
MH Pictures, Inc.                                           N/A                     Corporation          California     C1852032
Mystique Films, Inc.                                        N/A                     Corporation          California     C1941961
Planet Playboy, Inc.                            Playboy International, Inc.         Corporation          Delaware       3118804
Planet Spice, Inc.                                          N/A                     Corporation          Delaware       3334731
Playboy Club of Hollywood, Inc.                             N/A                     Corporation          Delaware       0574817
Playboy Club of New York, Inc.                              N/A                     Corporation          New York       N/A
Playboy Clubs International, Inc.                           N/A                     Corporation          Delaware       0547111
Playboy Cruise Gaming, Inc.                                 N/A                     Corporation          Delaware       2912569
Playboy Gaming International, Ltd.                          N/A                     Corporation          Delaware       0759924
Playboy Gaming Nevada, Inc.                                 N/A                     Corporation          Nevada         C19197-1998
Playboy Gaming UK, Ltd.                                     N/A                     Corporation          Delaware       3236969
Playboy Japan, Inc.                                         N/A                     Corporation          Delaware       3012466

                                                       Former Name(s)                                   Jurisdiction  Organizational
                                           (within a 5-year period preceding the         Type of             of       Identification
            Name of Debtor                              date hereof)                  Organization      Organization      Number
---------------------------------------   --------------------------------------    -----------------   ------------  --------------
Playboy Models, Inc.                                        N/A                     Corporation          Illinois       36304049
Playboy of Lyons, Inc.                                      N/A                     Corporation          Wisconsin      1P06328
Playboy of Sussex, Inc.                                     N/A                     Corporation          Delaware       0682905
Playboy Preferred, Inc.                                     N/A                     Corporation          Illinois       46823931
Playboy Properties, Inc.                                    N/A                     Corporation          Delaware       0604701
Playboy Shows, Inc.                                         N/A                     Corporation          Delaware       0689004
Precious Films, Inc.                                        N/A                     Corporation          California     C1914719
Special Editions, Ltd.                                      N/A                     Corporation          Delaware       0871843
Spice Entertainment, Inc.                   Spice Entertainment Companies, Inc.     Corporation          Delaware       2297730
Spice Direct, Inc.                                          N/A                     Corporation          Delaware       2313801
Spice Hot Entertainment, Inc.                               N/A                     Corporation          Delaware       3410364
Spice International, Inc.                                   N/A                     Corporation          Delaware       2305469
Spice Networks, Inc.                                        N/A                     Corporation          New York       N/A
Spice Platinum Entertainment, Inc.                          N/A                     Corporation          Delaware       3410368
Spice Productions, Inc.                                     N/A                     Corporation          Nevada         C14691-1994
Steelton, Inc.                                              N/A                     Corporation          Delaware       0672002
Telecom International, Inc.                                 N/A                     Corporation          Florida        P94000027131
Women Productions, Inc.                                     N/A                     Corporation          California     C1952207
Playboy TV International, LLC                               N/A                     Limited Liability    Delaware       3008396
                                                                                    Company
Claridge Organization LLC                                   N/A                     Limited Liability    Delaware       3322958
                                                                                    Company
Chelsea Court Holdings LLC                                  N/A                     Limited Liability    Delaware       3322951
                                                                                    Company
Candlelight Management LLC                                  N/A                     Limited Liability    Delaware       3322954
                                                                                    Company

                                   Schedule II
                              Collateral Locations

I.    General Collateral Locations

                                             Location of Chief
             Name of Debtor                  Executive Office                   Other Locations(1)
---------------------------------------   -----------------------   ------------------------------------------
Playboy Enterprises, Inc.                 680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Playboy Enterprises International, Inc.   680 N. Lake Shore Drive   730 Fifth Ave., New York, NY
                                          Chicago, IL               10236 Charing Cross Road, Los Angeles, CA
                                                                    2112 Broadway, Santa Monica, CA
                                                                    2706 Media Center Drive
                                                                    Los Angeles, CA
                                                                    9320 Wilshire Boulevard, Beverly Hills, CA

Playboy Entertainment Group, Inc.         2706 Media Center Drive   3030 Andrita St., Los Angeles, CA
                                          Los Angeles, CA           680 N. Lake Shore Dr., Chicago, IL
                                                                    730 Fifth Ave., NY, NY
                                                                    3675 Crestwood Pkwy, Duluth, GA


















             Name of Debtor                       Third-Party Locations
---------------------------------------   ---------------------------------------
Playboy Enterprises, Inc.                 N/A

Playboy Enterprises International, Inc.   900 N. Rohlwing Rd., Itasca, IL
                                          2222 S. Federal Ave., Los Angeles, CA
                                          333 S. Mapleton Dr., Los Angeles, CA
                                          952 Badger Rd, Lomira, WI
                                          111 N. Canal St., Chicago, IL
                                          721 2nd St., Great Falls, MT
                                          96 College Ave., Rochester NY
Playboy Entertainment Group, Inc.         2901 W. Alameda Ave., Burbank, CA
                                          2130 Hollywood Way, Burbank, CA
                                          4444 Vineland Ave., Toluca Lake, CA
                                          4720 Vineland Ave., Toluca Lake, CA
                                          712 N. Seward St., Los Angeles, CA
                                          6900 Beck Ave., N. Hollywood, CA
                                          1220 N. Highland Ave., N. Hollywood, CA
                                          1132 N. Vine St., Hollywood, CA
                                          6087 Sunset Blvd., Los Angeles, CA
                                          655 W. Broadway, Glendale, CA
                                          2044 Cotner Ave., Los Angeles, CA
                                          6616 Lexington Ave., Hollywood, CA
                                          6750 Boulder Hwy., Las Vegas, NV
                                          13451 Brooks St., Baldwin Park, CA
                                          11510 Jefferson Blvd., Culver City, CA
                                          8550A Chetle Ave., Whittier CA
                                          5845-A Wynn Road, Las Vegas, NV
                                          6650 Spencer St., Las Vegas, NV
                                          605 S. Douglas St., El Segundo, CA
                                          2120 S. Jefferson St., Chicago, IL

----------

(1) Note that all properties are leased except 10236 Charing Cross Road, Los Angeles, CA, which is owned by Playboy Enterprises International, Inc.

                                             Location of Chief
             Name of Debtor                  Executive Office                   Other Locations(1)
---------------------------------------   -----------------------   ------------------------------------------
AL Entertainment, Inc.                    2706 Media Center Drive   3030 Andrita St., Los Angeles, CA
                                          Los Angeles, CA
Adultvision Communications, Inc.          2706 Media Center Drive   3030 Andrita St., Los Angeles, CA
                                          Los Angeles, CA
After Dark Video, Inc.                    2706 Media Center Drive   3030 Andrita St., Los Angeles, CA
                                          Los Angeles, CA
Alta Loma Distribution, Inc.              2706 Media Center Drive   3030 Andrita St., Los Angeles, CA
                                          Los Angeles, CA
Alta Loma Entertainment, Inc.             2706 Media Center Drive   3030 Andrita St., Los Angeles, CA
                                          Los Angeles, CA
CPV Productions, Inc.                     680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Itasca Holdings, Inc.                     680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Cyberspice, Inc.                          680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Impulse Productions, Inc.                 2706 Media Center Drive   3030 Andrita St., Los Angeles, CA
                                          Los Angeles, CA
Indigo Entertainment, Inc.                2706 Media Center Drive   3030 Andrita St., Los Angeles, CA
                                          Los Angeles, CA
Lake Shore Press, Inc.                    680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Lifestyle Brands, Ltd.                    680 N. Lake Shore Drive   730 Fifth Ave., New York, NY
                                          Chicago, IL
MH Pictures, Inc.                         680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Mystique Films, Inc.                      2706 Media Center Drive   3030 Andrita St., Los Angeles, CA
                                          Los Angeles, CA
Planet Playboy, Inc.                      680 N. Lake Shore Drive   N/A
                                          Chicago, IL


             Name of Debtor                       Third-Party Locations
---------------------------------------   ---------------------------------------
AL Entertainment, Inc.                    N/A

Adultvision Communications, Inc.          N/A

After Dark Video, Inc.                    N/A

Alta Loma Distribution, Inc.              N/A

Alta Loma Entertainment, Inc.             N/A

CPV Productions, Inc.                     N/A

Itasca Holdings, Inc.                     N/A

Cyberspice, Inc.                          N/A

Impulse Productions, Inc.                 N/A

Indigo Entertainment, Inc.                N/A

Lake Shore Press, Inc.                    N/A

Lifestyle Brands, Ltd.                    N/A

MH Pictures, Inc.                         N/A

Mystique Films, Inc.                      N/A

Planet Playboy, Inc.                      N/A


                                             Location of Chief
             Name of Debtor                  Executive Office                   Other Locations(1)
---------------------------------------   -----------------------   ------------------------------------------
Planet Spice, Inc.                        680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Playboy Club of Hollywood, Inc.           680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Playboy Club of New York, Inc.            680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Playboy Clubs International, Inc.         680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Playboy Cruise Gaming, Inc.               680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Playboy Gaming International, Ltd.        680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Playboy Gaming Nevada, Inc.               680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Playboy Gaming UK, Ltd.                   680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Playboy Japan, Inc.                       680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Playboy Models, Inc.                      680 N. Lake Shore Drive   2706 Media Center Drive
                                          Chicago, IL               Los Angeles, CA
Playboy of Lyons, Inc.                    680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Playboy of Sussex, Inc.                   680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Playboy Preferred, Inc.                   680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Playboy Properties, Inc.                  680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Playboy Shows, Inc.                       680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Precious Films, Inc.                      2706 Media Center Drive   3030 Andrita St., Los Angeles, CA
                                          Los Angeles, CA
Special Editions, Ltd.                    680 N. Lake Shore Drive   N/A
                                          Chicago, IL


             Name of Debtor                       Third-Party Locations
---------------------------------------   ---------------------------------------
Planet Spice, Inc.                        N/A

Playboy Club of Hollywood, Inc.           N/A

Playboy Club of New York, Inc.            N/A

Playboy Clubs International, Inc.         N/A

Playboy Cruise Gaming, Inc.               N/A

Playboy Gaming International, Ltd.        N/A

Playboy Gaming Nevada, Inc.               N/A

Playboy Gaming UK, Ltd.                   N/A

Playboy Japan, Inc.                       N/A

Playboy Models, Inc.                      N/A

Playboy of Lyons, Inc.                    N/A

Playboy of Sussex, Inc.                   N/A

Playboy Preferred, Inc.                   N/A

Playboy Properties, Inc.                  N/A

Playboy Shows, Inc.                       N/A

Precious Films, Inc.                      N/A

Special Editions, Ltd.                    900 N. Rohlwing Rd., Itasca, IL


                                             Location of Chief
             Name of Debtor                  Executive Office                   Other Locations(1)
---------------------------------------   -----------------------   ------------------------------------------
Spice Entertainment, Inc.                 2706 Media Center Drive   3030 Andrita St., Los Angeles, CA
                                          Los Angeles, CA
Spice Direct, Inc.                        680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Spice Hot Entertainment, Inc.             2706 Media Center Drive   3030 Andrita St., Los Angeles, CA
                                          Los Angeles, CA
Spice International, Inc.                 680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Spice Networks, Inc.                      680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Spice Platinum Entertainment, Inc.        2706 Media Center Drive   3030 Andrita St., Los Angeles, CA
                                          Los Angeles, CA
Spice Productions, Inc.                   680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Steelton, Inc.                            680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Telecom International, Inc.               680 N. Lake Shore Drive   N/A
                                          Chicago, IL
Women Productions, Inc.                   2706 Media Center Drive   3030 Andrita St., Los Angeles, CA
                                          Los Angeles, CA
Playboy TV International, LLC             2706 Media Center Drive   3030 Andrita St., Los Angeles, CA
                                          Los Angeles, CA
Claridge Organization LLC                 2706 Media Center Drive   N/A
                                          Los Angeles, CA
Chelsea Court Holdings LLC                2706 Media Center Drive   N/A
                                          Los Angeles, CA
Candlelight Management LLC                2706 Media Center Drive   N/A
                                          Los Angeles, CA


             Name of Debtor                       Third-Party Locations
---------------------------------------   ---------------------------------------
Spice Entertainment, Inc.                 N/A

Spice Direct, Inc.                        N/A

Spice Hot Entertainment, Inc.             N/A

Spice International, Inc.                 N/A

Spice Networks, Inc.                      N/A

Spice Platinum Entertainment, Inc.        N/A

Spice Productions, Inc.                   N/A

Steelton, Inc.                            N/A

Telecom International, Inc.               N/A

Women Productions, Inc.                   N/A

Playboy TV International, LLC             N/A

Claridge Organization LLC                 N/A

Chelsea Court Holdings LLC                N/A

Candlelight Management LLC                N/A


II.   Fixture Locations

A.    10236 Charing Cross Road, Los Angeles, CA

Record Owner: Playboy Enterprises International, Inc., 680 N. Lake Shore Drive,
              Chicago, IL 60611

                                  Schedule III
                             Commercial Tort Claims

                                      None.

                                   Schedule IV
                         Certain Collateral Disclosures

Equipment covered by certificate of title:

Record Owner:                                 Record Owner:
Playboy Enterprises International, Inc        Playboy Entertainment Group, Inc.
Make/VIN:                                     Make/VIN:

1.    1986 Ford Ranger Pickup                 1.    2001 Ford Econoline Van/E350
      IFTCR10A5GUC47129                             1FB8831L01HA92599

2.    1987 Chevy Celeb, Wagon                 2.    1981 Tking Utility Trailer
      1GIAW81W2H6130643                             TK811248

3.    1988 Mercedes 560 SEL                   3.    1996 Ford Aerostar Van
      WDBCA39DOJA414939                             1FTDA14UOTZB53673

4.    1990 Acura Legend
      JH4KA4665LC031769

5.    1998 Lincoln Town Car
      1L1FM81W1WY685505

6.    1995 Ford Ranger
      1FTCR10X8STA68375

7.    1994 Ford Ranger XLT
      1FTCR14X4RPC28118

8.    2001 Ford Econoline Van
      1FTSE34L71HB23099

9.    1999 Mitsubishi Diamante
      6MMAP47P5XT002657

10.   2001 Honda Accord
      1HGCG668X1A138991

                                   Schedule V
                          Intellectual Property Claims

                                      None.

                                   Schedule VI
                          Excluded Investment Property

1. Investment account held in the name of Playboy Enterprises, Inc., at LaSalle Bank, N.A., with LaSalle Bank, N.A. as Trustee, account number 44-7914-10-2.